Exhibit 10(1)




















                          THE MEAD CORPORATION
                   DIRECTORS CAPITAL ACCUMULATION PLAN
                   -----------------------------------

                            TABLE OF CONTENTS

SECTION 1 - GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . ..     1

      1.1   Purpose and Effective Date . . . . . . . . . . . . . . . ..     1
      1.2   Plan Funding and Administration. . . . . . . . . . . . . ..     1
      1.3   Applicable Law . . . . . . . . . . . . . . . . . . . . . ..     1
      1.4   Gender and Number. . . . . . . . . . . . . . . . . . . . ..     1
      1.5   Assignment . . . . . . . . . . . . . . . . . . . . . . . ..     1
      1.6   Plan Year. . . . . . . . . . . . . . . . . . . . . . . . ..     2

SECTION 2 - PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . ..     2

      2.1   Participation Requirement. . . . . . . . . . . . . . . . ..     2
      2.2   Continued Participation. . . . . . . . . . . . . . . . . ..     2

SECTION 3 - DEFERRAL OF INCOME . . . . . . . . . . . . . . . . . . . ..     2

      3.1   Deferred Income Amount . . . . . . . . . . . . . . . . . ..     2
      3.2   Annual Election to Participate . . . . . . . . . . . . . ..     3

SECTION 4 - PARTICIPANT ACCOUNTS . . . . . . . . . . . . . . . . . . ..     3

SECTION 5 - DCPD ROLLOVERS . . . . . . . . . . . . . . . . . . . . . ..     3

SECTION 6 - CREDITING OPTIONS. . . . . . . . . . . . . . . . . . . . ..     4

      6.1   Establishment of Crediting Options . . . . . . . . . . . ..     4
      6.2   Participant Change of Crediting Options. . . . . . . . . ..     4

SECTION 7 - ADJUSTMENT OF PARTICIPANT ACCOUNTS . . . . . . . . . . . ..     5

      7.1   Adjustment of Participants' Participant Accounts . . . . ..     5
      7.2   Quarterly Statement of Participant Accounts
            Balances . . . . . . . . . . . . . . . . . . . . . . . . ..     6

SECTION 8 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO
      PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . . ..     6

      8.1   Annual Distributions . . . . . . . . . . . . . . . . . . ..     6
      8.2   Emergency Distributions. . . . . . . . . . . . . . . . . ..     6

SECTION 9 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO
      BENEFICIARIES. . . . . . . . . . . . . . . . . . . . . . . . . ..     7

      9.1   Distribution to Beneficiary. . . . . . . . . . . . . . . ..     7
      9.2   Beneficiary. . . . . . . . . . . . . . . . . . . . . . . ..     7

SECTION 10 - DISTRIBUTIONS TO INCAPACITATED PERSONS. . . . . . . . . ..     7

SECTION 11 - AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . ..     8

                          THE MEAD CORPORATION
                   DIRECTORS CAPITAL ACCUMULATION PLAN
                   -----------------------------------

SECTION 1 - GENERAL
- -------------------

      1.1   Purpose and Effective Date.  The Mead Corporation ("Mead"), an
            --------------------------
Ohio Corporation, has established The Mead Corporation Directors Capital Accumulation Plan (the "Plan"), effective January 1, 1995, to provide recurring annual opportunities for the deferment of payment of certain amounts otherwise currently payable to its "Eligible Directors" (as defined below) who meet the requirements to become a "Participant" set forth in subsection 2.1. The term "Eligible Director" means any member of the Board of Directors of Mead who is not employed by it.

      1.2   Plan Funding and Administration.  The benefits payable under
            -------------------------------
the Plan are unfunded and are payable, when due, from the general assets of Mead or, in the sole discretion of the "Committee" (as defined below), from the assets of a benefit trust the assets of which shall be subject to the claims of the unsecured general creditors of Mead. Notwithstanding the foregoing, in the event of a "Potential Change in Control" (as defined in Section 3.02 of Benefit Trust Agreement, a trust agreement established January 9, 1987 by and between Mead and Society Bank, National Association) the provisions of Benefit Trust Agreement shall become operative with respect to the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of Mead (the "Committee") which shall have the rights, powers and duties with respect to the Plan that are hereinafter set forth.

      1.3   Applicable Law.  The Plan will be construed and administered
            --------------
in accordance with the laws of the State of Ohio to the extent that those laws are not preempted by the laws of the United States of America.

      1.4   Gender and Number.  Where the context admits, words in any
            -----------------
gender will include any other gender, words in the singular will include the plural and the plural will include the singular.

      1.5   Assignment.  No Plan right or interest of any Participant or
            ----------
Beneficiary shall be assignable or transferable, in whole or in part, either directly or otherwise, including without limitation thereto, by execution, levy, attachment, garnishment, pledge or in any other manner, but excluding transfers by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no such right or interest shall be liable for, or subject to, any obligation or liability of any Participant or Beneficiary; except that a Participant may direct that payments be made during his lifetime, when due, to a trust established by him and evidenced to Mead to be a trust treated as a grantor trust within the meaning of section 671 of the Internal Revenue Code of 1986 (the "Code")

      1.6   Plan Year.  The term "Plan Year" means the calendar year.
            ---------

SECTION 2 - PARTICIPATION
- -------------------------

      2.1   Participation Requirement.  A Director of Mead on December 1,
            -------------------------
1994 will become a Participant in the Plan as of January 1, 1995, or on any subsequent January 1, if on such January 1 he:

            (a)   is an Eligible Director;

            (b) has executed an Annual Participation Election form (as described in subsection 3.2); and

            (c) has executed such forms as the Committee may determine necessary to permit Mead (at its discretion and expense) to maintain a policy of insurance on his life under the terms of which Mead shall be the policyholder, owner and beneficiary.

Each individual who becomes an Eligible Director on or after December 1, 1994 will become a Participant in the Plan (on a prospective basis) on the earlier of the date on which the Committee has received his executed Annual Participation Election form if that date is within 30 days of the date he becomes an Eligible Director or on any subsequent January 1 if he then meets the requirements set forth in paragraphs (a) through (c) above.

      2.2   Continued Participation.  Until distribution of the entire
            -----------------------
balances of a Participant's "Participant Accounts"' (as described in Section 4) has been made, a Participant or, in the event of his death, any "Beneficiary" (as defined in subsection 9.2) of any of the Participant's undistributed Participant Accounts, as the case may be, will be considered and treated as a Participant for all purposes of the Plan, except that any additional compensation deferral (as described in subsection 3.1) shall cease as of the first day of the month next following the date on which he is no longer an Eligible Director.

SECTION 3 - DEFERRAL OF INCOME
- ------------------------------
      3.1   Deferred Income Amount.  Subject to the provisions of
            ----------------------
subsection 3.2, by entering into a written Annual Election to Participate as provided by subsection 2.1, a Participant may elect to defer all or any portion (expressed in multiples of 1 percent) of the amount of the meeting fees and of the cash portion of the retainer fee that would otherwise be payable to him for services performed as an Eligible Director during the period that the Annual Election to Participate is effective. Amounts deferred by a Participant pursuant to this subsection for any calendar year shall be credited to a single "Participant Account" established for that year pursuant to Section 4.

      3.2   Annual Election to Participate.  The term "Annual Election to
            ------------------------------
Participate" means a written agreement, of such text as the Committee shall decide, entered into by and between a Participant and Mead with respect to a calendar year and setting forth:

            (a) the deferral percentages elected by the Participant in accordance with subsection 3.1 for that calendar year;

            (b) the percentage of his total deferral that is allocated to each of the "Crediting Options" (as described in subsection 6.1) selected by him;

            (c) the "Distribution Period" (as defined below) that he elects to be applicable with respect to the amounts deferred pursuant to that Annual Election to Participate;

            (d) the calendar year in which the Distribution Period is to commence; and

            (e) the Beneficiary who is to receive the remaining balance of the Participant Accounts established for the Participant by reason of that Annual Election to Participate in the event of the Participant's death prior to distribution of the entire balance of that Account to him.

Each Annual Election to Participate shall be irrevocable by the Participant after the last day of the calendar month preceding its effective date. The term "Distribution Period" means, with respect to any Participant Accounts, a period of 5, 10, 15 or 20 calendar years as elected by the Participant for whom the Account is maintained.

SECTION 4 - PARTICIPANT ACCOUNTS
- --------------------------------
      For each calendar year, the Committee shall cause a Participant Accounts to be established and maintained by Mead in the name of each Participant to reflect the amount of any deferrals that are the subject of the Participant's Annual Election to Participate for that calendar year.
A Participant's Participant Accounts shall be adjusted monthly as provided in subsection 7.1 and shall be distributed to a Participant in accordance with the provisions of Section 8 or, in the event of the Participant's death, to his Beneficiary in accordance with the provisions of Section 9.

SECTION 5 - DCPD ROLLOVERS
- --------------------------
      Notwithstanding any provision of the Plan to the contrary, a Participant for whose benefit a balance is maintained under the Deferred Compensation Plan for Directors (the "DCPD") may elect, during December, 1994, to have that balance transferred to the Plan and credited to a separate Participant Account (to be identified as his "DCPD Participant Account") established hereunder as of January 1, 1995, subject to the following:

            (a) In no event may a Participant elect to transfer to this Plan any amount credited under the Supplement to the DCPD.

            (b) No DCPD rollover to the Plan shall be permitted after January 1, 1995.

            (c) A Participant's Distribution Period with respect to his DCPD Participant Account shall commence on the date on which payment of his balance under the DCPD would have commenced.

            (d) To the extent necessary for self-employment tax purposes, the Committee shall maintain a Participant's DCPD Participant Account in the form of sub-accounts.

SECTION 6 - CREDITING OPTIONS
- -----------------------------
      6.1   Establishment of Crediting Options.  The Committee shall
            ----------------------------------
designate "Crediting Options" (in such number and of such asset character as it shall decide), the investment experience of which shall be applied in adjusting Participants' Participant Accounts, as provided in subsection
7.1. The Crediting Options available as of January 1, 1995 are set forth on Exhibit I of the Plan. On advance written notice to the Participants, the Committee may cause any Crediting Option to be prospectively deleted and may designate other Crediting Options. In no event shall the assets of a Crediting Option be constituted of securities of Mead. Should Mead determine to invest any of its funds in the asset or assets constituting a Crediting Option, amounts representing such investment shall be the sole property of Mead and shall be subject to the claims of its general creditors. No Participant or Beneficiary shall have any claim or right with respect to any such amounts.

      6.2   Participant Change of Crediting Options.  By writing filed
            ---------------------------------------
with the Committee on or before the last business day of February, May, August or November to be effective as of the first day of the following calendar quarter, a Participant may elect:

            (a) with respect to amounts to be credited to any Participant Account on and after that day pursuant to subsection 3.1, the portion (expressed as a multiple of 1 percent) thereof that is to be adjusted pursuant to subsection 7.1 to reflect the investment experience of any Crediting Option (referred to below as an "Adjustment Portion"); and

            (b) that all or a portion (expressed as a multiple of 1 percent) of the balance of any Participant Accounts then maintained for his benefit that constitutes an Adjustment Portion be changed to another Adjustment Portion.

SECTION 7 - ADJUSTMENT OF PARTICIPANT ACCOUNTS
- ----------------------------------------------

      7.1   Adjustment of Participants' Participant Accounts.  As of each
            ------------------------------------------------
"Accounting Date" (as defined below), the Committee shall cause each Participant's Accounts to be adjusted as follows:

            (a)   first, by charging to the proper Participant Accounts of
                  -----
                  each Participant the amount of any distribution made to, or on account of, the Participant from the Account since the last preceding Accounting Date, which charges shall be made, pro rata, according to the Adjustment Portions of that Participant Accounts;

            (b)   next, by adjusting each Participant Accounts maintained
                  ----
                  on behalf of a Participant, upward or downward, as the case may be, so that the balance of the Participant Accounts equals the aggregate investment experience for the month ended on that Accounting Date of the Adjustment Portions elected by him and applicable to that Participant Accounts as of that date;

            (c)   next, by crediting the last Participant Account
                  ----
                  established on behalf of each Participant with the amount of any deferrals made by him during the month ending on that date, which amount shall be credited, pro raga, according to Adjustment Portions elected by the Participant under that Participant Account;

            (d)   next, if the Accounting Date is December 31, by charging
                  ----
                  the last Participant Account established on behalf of each Participant with an annual administrative fee of $100, which administrative fee shall be charged, pro raga, according to the Adjustment Portions of that Participant Account; and

            (e)   finally, if the Accounting Date is the last day of a
                  -------
                  calendar quarter, by executing the Adjustment Portion change elections made pursuant to the provisions of subsection 6.2 that are to be effective as of first day the next following calendar quarter.

The term "Accounting Date" means the last business day of each calendar month.

      7.2   Quarterly Statement of Participant Accounts Balances.  As soon
            ----------------------------------------------------
as practicable, but not more than 30 days after the last day of each calendar quarter, the Committee shall provide each Participant with a statement of the balances of his Participant Accounts as of that day.

SECTION 8 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO PARTICIPANTS
- ----------------------------------------------------------------

      8.1   Annual Distributions.  Except as otherwise provided in
            --------------------
subsection 8.2, if a Participant's service as a Director of Mead is terminated for any reason other than his death, and on the June 30 preceding his initial "Distribution Payment Date" (as defined below) the aggregate balances of his Participant Accounts equal at least $50,000, each of the Participant's Participant Accounts will be distributed to him in annual "Installment Distributions" (in the annual amount determined as provided below), made on or about each Distribution Payment Date, beginning on or about the Distribution Payment Date of the calendar year elected by him and continuing for the number of calendar years constituting the Distribution Period he has irrevocably elected with respect to that Participant Account. If on the June 30 preceding his initial Distribution Payment Date the aggregate balances of a Participant's Participant Accounts is an amount that is less than $50,000, those balances shall be distributed to him on or about his initial Distribution Payment Date in a single lump sum. The amount of the annual "Installment Distribution" from a Participant Account for a calendar year shall be equal to the balance of that Participant Account as of June 30 of that year, divided by the number of calendar years remaining in the Distribution Period elected by the Participant with respect to that Account. The term "Distribution Payment Date" means July 20 of each year.

      8.2   Emergency Distributions.  If, on written application of a
            -----------------------
Participant, it is determined by the Committee that the Participant has experienced an "Unforeseeable Emergency" (as defined below), then, as of the first day of any calendar month, the Participant may elect to receive an Emergency Distribution from one or more of his Participant Accounts, provided that the aggregate amount of any such distribution shall not exceed the amount reasonably needed to satisfy the Participant's emergency need. The term "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a "dependent" (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to a casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. In determining whether an Emergency Distribution should be made to a Participant consideration may be given to the extent to which his Unforeseeable Emergency can be relieved:

            (a) through reimbursement or compensation by insurance or otherwise;

            (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship;

            (c)   by cessation of deferrals under the Plan; or

            (d) other distributions to be made to the Participant from the Plan.

SECTION 9 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO BENEFICIARIES
- -----------------------------------------------------------------
      9.1   Distribution to Beneficiary.  If a Participant dies (either
            ---------------------------
prior to or following his termination of service as a Director) the undistributed balance of each of his Participant Accounts will:

            (a) if distribution has commenced prior to his death, continue to be distributed in annual Installment Distributions, to the deceased Participant's Beneficiary with respect to the Participant Account during the remainder of the Distribution Period applicable to that Account as if the deceased Participant had lived; and

            (b) if distribution has not commenced prior to his death, be distributed in annual Installment Distributions commencing on the Distribution Payment Date and over the Distribution Period elected by the deceased Participant with respect to that Participant Account.

      9.2   Beneficiary.  The term "Beneficiary" means, with respect to
            -----------
any Participant, such natural or legal person or persons as may be designated by him (who may be designated contingently or successively) to receive the remaining balance of one or more of his Participant Accounts if he dies before a total distribution of the balance is made to him. A Beneficiary designation will be effective with respect to a Participant Account only when a signed and dated beneficiary designation form applicable to that Account is filed with the Committee while the Participant is alive, which form will cancel any beneficiary designation form relating to that Participant Account signed and filed earlier. If a Participant is not survived by any Beneficiary of a Participant Account the Committee shall distribute the balance of that Participant Account to the legal representative or representatives of the estate of the Participant.

SECTION 10 - DISTRIBUTIONS TO INCAPACITATED PERSONS
- ---------------------------------------------------
      Notwithstanding any other provision of the Plan, if a Participant or other person entitled to a distribution under the Plan is determined by a court of competent jurisdiction to be physically, mentally or legally incapacitated and unable to manage his financial affairs and claim is made by a conservator or other person legally charged by such court with the care of his person, the Committee shall make distributions to such conservator or other person. Any distribution made in accordance with this Section shall fully acquit and discharge all persons from all further liability on account thereof.

SECTION 11 - AMENDMENT AND TERMINATION
- --------------------------------------
      The Board of Directors reserves the right to amend the Plan at any time, except that no amendment shall reduce a Participant's Participant Account balances to less than the amounts that he would have been entitled to receive on the later of the effective date of the amendment or the date on which the amendment is adopted. The Plan will terminate on the date on which it is terminated by the Board of Directors, provided, however, that an amendment or termination shall not change the following:

      (a) at least two Crediting Options shall be maintained until the aggregate balances of all Participant Accounts have been distributed; and

      (b)   distributions from the Plan shall continue to be made under
            Section 8 or Section 9, as the case may be, pursuant to elections previously made by Participants or as otherwise provided under Section 8 or 9.

                                EXHIBIT I
                                   TO
                          THE MEAD CORPORATION
                   DIRECTORS CAPITAL ACCUMULATION PLAN
                   -----------------------------------

The Crediting Options available under the Plan as of January 1, 1995 are:

            Fund                    Managed By
            ---------               ----------
      (1)   Money Market            PacMutual
      (2)   Managed Bond            PIMCO
      (3)   Multi Strategy          J.P. Morgan
      (4)   Equity Income           J.P. Morgan
      (5)   Equity Index            Bankers Trust
      (6)   Growth                  Cap Guardian Trust
      (7)   Growth L.T.             Janus Capital
      (8)   International           Templeton




















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